UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2009
(Date of earliest event reported)

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or Other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of Principal Executive Offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 (c) for information on an employment agreement entered into by Innodata Isogen, Inc. (the “Company”) and Mr. O’Neil Nalavadi in connection with Mr. Nalavadi’s appointment as Chief Financial Officer and Senior Vice President effective as of November 9, 2009.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Mr. Jurgen Tanpho will cease to act as Interim Chief Financial Officer effective November 9, 2009, the date on which Mr. Nalavadi will assume his role as Chief Financial Officer. Mr. Tanpho will resume his functions as a senior executive of the Company with various operational responsibilities.

(c)           On October 11, 2009 the Company appointed Mr. Nalavadi as Chief Financial Officer and Senior Vice President effective November 9, 2009. The Company and Mr. Nalavadi entered into a three year employment agreement (“Agreement”) that provides for an annual base salary of $240,000, a cash bonus for each calendar year to be determined pursuant to a written bonus plan which shall provide for a target bonus equal to 30% of Mr. Nalavadi’s base salary for the year, and a cash bonus of not less than $30,000 for the portion of the Agreement ending on December 31, 2009. The Agreement also provides for indemnification, insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions.

As soon as reasonably practicable following November 9, 2009, the Company will grant to Mr. Nalavadi (i) an incentive stock option for 100,000 shares of the Company’s common stock which will vest at the rate of 25% per year; and (ii) restricted shares of the Company’s common stock equal in number to the lesser of (A) 40,000 shares; and (B) the number of shares having an aggregate fair market value of $230,000. The restricted shares will be subject to transfer restrictions and forfeitability provisions which will lapse at the rate of 25% per year.

Mr. Nalavadi is also under certain circumstances entitled to receive the severance and change of control payments described in the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the employment agreement that is filed as an exhibit to this Report.

Prior to joining the Company Mr. Nalavadi was the chief financial officer and a director of R Systems International Ltd since 2000 and 2001, respectively.  R Systems is a provider of outsourced software product development and business process outsourcing services. Prior to R Systems, Mr. Nalavadi served as a senior vice president at UB Group, a $5 billion diversified conglomerate, and served as CFO of UB Groups’ outsourced IT services company. Mr. Nalavadi was awarded a Bachelors of Commerce and Economics degree from the University of Mumbai and qualified as a Chartered Accountant with National Honor Roll. He is 49 years old.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Innodata Isogen, Inc. and Mr. O’Neil Nalavadi

99.1	Press Release of Innodata Isogen, Inc. dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: October 15, 2009	By:	/s/ Amy R. Agress

Amy R. Agress
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between Innodata Isogen, Inc. and Mr. O’Neil Nalavadi

99.1	Press Release of Innodata Isogen, Inc. dated October 15, 2009